EXHIBIT 4.2

SEQUOIA MORTGAGE TRUST 2013-2

MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

Between

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,

and

SEQUOIA RESIDENTIAL FUNDING, INC.

dated as of January 30, 2013

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

This Mortgage Loan Purchase and Sale Agreement (the “Agreement”) is made as of January 30, 2013, by and between Redwood Residential Acquisition Corporation, a Delaware corporation (“RRAC”), and Sequoia Residential Funding, Inc., a Delaware corporation (“Sequoia”).

WHEREAS, the parties hereto desire to provide for the purchase and sale of the Mortgage Loans on the date hereof (the “Closing Date”) in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties in consideration of good and valuable and fair consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

Section 1.  Representations and Warranties of RRAC and Sequoia.  RRAC and Sequoia, each as to itself and not the other, hereby represents, warrants and agrees for the benefit of the other party that:

(a)           Authorization.  The execution, delivery and performance of this Agreement by it are within its respective powers and have been duly authorized by all necessary action on its part.

(b)           No Conflict.  The execution, delivery and performance of this Agreement will not violate or conflict with (i) its charter or bylaws, (ii) any resolution or other corporate action by it, or (iii) any decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any court or other governmental or public authority in any way applicable to or binding upon it, and will not result in or require the creation, except as provided in or contemplated by this Agreement, of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind upon the Mortgage Loans.

(c)           Binding Obligation.  This Agreement has been duly executed by it and is its legally valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

Section 2.  Additional Representations, Warranties and Agreements of RRAC.

(a)          Title and Mortgage Loan Schedule. RRAC represents and warrants to, and agrees with, Sequoia that (i) on the Closing Date, RRAC will have good, valid and marketable title to the mortgage loans identified on Schedule A hereto (the “Mortgage Loans”), in each case free and clear of all liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; (ii) upon transfer to Sequoia, Sequoia will receive good, valid and marketable title to all of the Mortgage Loans, in each case free and clear of any liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; and (iii) (1) as to each Mortgage Loan that is not originated by First Republic Bank (“FRB”) and purchased by RRAC from RBS Financial Products Inc. (an “RBS Mortgage Loan”), as of the date on which RRAC purchased such Mortgage Loan from Alaska USA Federal Credit Union (“Alaska USA”), American Pacific Mortgage Corporation (“American Pacific”), Bay Equity, LLC (“Bay Equity”), Benchmark Bank (“Benchmark”), Bethpage Federal Credit Union (“Bethpage”), Boston Private Bank & Trust Company (“Boston Private”), Castle & Cooke Mortgage, LLC, (“Castle & Cooke”), Cherry Creek Mortgage Co., Inc. (“Cherry Creek”), Cole Taylor Bank (“Cole Taylor”), Colonial Savings, F.A. (“Colonial”), Cornerstone Mortgage Company (“Cornerstone”), Embrace Home Loans, Inc. (“Embrace”), Evergreen Moneysource Mortgage Company dba Evergreen Home Loans (“Evergreen”), Fairway Independent Mortgage Corporation (“Fairway”), Fidelity Bank dba Fidelity Bank Mortgage (“Fidelity”), First National Bank of Omaha (“FNB Omaha”), First Republic Bank (“First Republic”), Flagstar Capital Markets Corporation (“Flagstar”), Franklin American Mortgage Company (“Franklin”), Fremont Bank (“Fremont”), Fulton Bank, National Association (“Fulton”), George Mason Mortgage, LLC (“George Mason”), GFI Mortgage Bankers, Incorporated (“GFI”), GuardHill Financial Corporation (“GuardHill”), Guild Mortgage Company (“Guild”), The Huntington National Bank (“Huntington”), Leader Bank, N.A. (“Leader”), The Lending Partners, LLC (“Lending Partners”), Megastar Financial Corporation (“Megastar”), Monarch Bank (“Monarch”), Mortgage Master, Inc. (“Mortgage Master”), Paramount Equity Mortgage (“Paramount”), PHH Mortgage Corporation (“PHH”), Plaza Home Mortgage, Incorporated (“Plaza”), Primary Residential Mortgage, Inc. (“Primary”), PrimeLending, a PlainsCapital Company (“PrimeLending”), Prospect Mortgage, LLC (“Prospect”), Provident Savings Bank (“Provident”), Rockland Trust Company (“Rockland”), Salem Five Cents Savings Bank (“Salem”), SCBT, N.A., (“SCBT”), Simonich Corporation, dba BOC Mortgage (“Simonich”), Sterling Savings Bank (“Sterling”), Stifel Bank and Trust (“Stifel”), Umpqua Bank (“Umpqua”), United Shore Financial Services, LLC (“United Shore”), Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. (“Wintrust”) or WJ Bradley Mortgage Capital LLC (“WJ Bradley”), as applicable (each, an “Originator”), and (2) as to each RBS Mortgage Loan, as of the date on which RBS Financial Products Inc. purchased such Mortgage Loan from FRB, the information set forth in the Mortgage Loan Schedule in the fields identified as “Document Type,” “Monthly Income” and “Assets Verified” is complete, true and correct in all material respects.

(b)          Additional Representations. RRAC represents and warrants to, and agrees with, Sequoia that, as of the Closing Date:

(i)            As to each Mortgage Loan, the lien of the Mortgage is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

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(ii)           As to each Mortgage Loan transferred to RRAC pursuant to the PHH Agreement, the related Mortgaged Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development or, in the case of a Cooperative Loan (as defined in the PHH Agreement), one or more leases or occupancy agreements.

(iii)         To the actual knowledge of RRAC, each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860-2(a)(1).

(iv)         As of the Closing Date, the most recent FICO score listed on the Mortgage Loan Schedule was no more than four months old.

(v)          As to each Mortgage Loan transferred to RRAC pursuant to the PrimeLending Agreement, the Sterling Agreement or the Wintrust Agreement, no Mortgage Loan is subject to a lost note affidavit.

(vi)         As to each Mortgage Loan, with respect to any hazard or mortgage insurance covering such a Mortgage Loan and the related Mortgaged Property, the Originator has not engaged in, and RRAC has no knowledge of the Mortgagor’s having engaged in any act or omission that would impair the coverage of any such policy, the benefits of the endorsement, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind as has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator.

(vii)        As to each Mortgage Loan subject to the Flow Mortgage Loan Sale and Servicing Agreement dated as of July 1, 2010, between RRAC and FRB, as amended by the Assignment, Assumption and Recognition Agreement dated January 30, 2013 among RRAC, Sequoia, the Trustee and FRB (the “FRB Agreement”), no fraud or material error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Originator, any correspondent or mortgage broker involved in the origination of such Mortgage Loan, the Mortgagor, or any appraiser or other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

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(viii)       As to each Mortgage Loan subject to the FRB Agreement, the servicing of such Mortgage Loan prior to the Closing Date complied in all material respects with all then-applicable federal, state and local laws.

(ix)          As to each Mortgage Loan that is secured by a long-term residential lease (a “Lease”):

(A)         The terms of the Lease expressly permit the mortgaging of the leasehold estate, the assignment of the Lease without the lessor’s consent (or the lessor’s consent has been obtained and is in the Mortgage File), and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection.

(B)          The terms of the Lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property.

(C)          The original term of the Lease is not less than 15 years and the Lease does not terminate by its terms prior to at least five years from the maturity date of the Mortgage Loan.

(D)          The Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice.

(x)           As to each Mortgage Loan subject to the Huntington Agreement, there is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose on the Mortgage.

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(c)           Security Interest Matters. RRAC hereby represents and warrants for the benefit of Sequoia and the Trustee (as defined in the Pooling and Servicing Agreement, dated as of January 1, 2013 (as in effect on the date of execution hereof, the “Pooling and Servicing Agreement”) among Sequoia, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee) (as assignee of Sequoia):  (i) Section 5 of this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of Sequoia, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from RRAC; (ii) the Mortgage Notes constitute “instruments” within the meaning of the applicable UCC; (iii) RRAC, immediately prior to its transfer of Mortgage Loans under this Agreement, will own and have good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person; (iv) RRAC has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to Sequoia; (v) all original executed copies of each Mortgage Note that constitute or evidence the Mortgage Loans have been delivered to the Custodian (as assignee of Sequoia); (vi) RRAC has received a written acknowledgment from the Custodian that such Custodian is holding the Mortgage Notes that constitute or evidence the Mortgage Loans solely on behalf and for the benefit of Sequoia or its assignee; (vii) other than the ownership or security interest granted to Sequoia pursuant to this Agreement and security interests granted to lenders which will be automatically released on the Closing Date, RRAC has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans; RRAC has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the ownership or security interest granted to Sequoia hereunder or that will be automatically released upon the sale to Sequoia; (viii) RRAC is not aware of any judgment or tax lien filing against itself; and (ix) none of the Mortgage Notes that constitute or evidence the Mortgage Loans have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Sequoia.

(d)          Cure, Repurchase or Substitution Obligation. In the event of a breach of any of the representations and warranties of RRAC specified in this Section 2 that materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Sequoia), RRAC will cure the breach, or repurchase or substitute for such Mortgage Loan or make an indemnification payment with respect thereto pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

In the event of a breach of any of the representations and warranties of an Originator under any of the Purchase Agreements specified on Schedule B hereto that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Sequoia), if the applicable Originator is unable to cure, repurchase or substitute the related Mortgage Loan or make an indemnification payment with respect thereto pursuant to the terms of the applicable Purchase Agreement because such Originator is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then RRAC will cure the breach or repurchase or substitute such Mortgage Loan, or make an indemnification payment with respect thereto, pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

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Section 3.   Arbitration and Representations and Warranties of RRAC with respect to the Period of Time Since Each Originator Sold Mortgage Loans.

(a)          RRAC hereby covenants and agrees that, if a breach of any representation and warranty set forth in Purchase Agreements with respect to the characteristics of a Mortgage Loan exists on the date hereof that materially and adversely affects the value of any Mortgage Loan or the interest of Sequoia in any Mortgage Loan and such breach did not exist as of the date that RRAC purchased such Mortgage Loan or, in the case of an RBS Mortgage Loan, as of the date that RBS Financial Products Inc. purchased such Mortgage Loan from FRB, RRAC shall have a period of 60 days from the earlier of either discovery or receipt of written notice from Sequoia to RRAC of such breach within which to correct or cure such breach. Each determination as to whether there has been such a breach shall be conducted on a Mortgage Loan-by-Mortgage Loan basis. RRAC hereby covenants and agrees that if any breach cannot be corrected or cured within such 60 day period, then, at RRAC’s option, RRAC shall (i) repurchase the related Mortgage Loan at the Repurchase Price, (ii) substitute a mortgage loan for the defective Mortgage Loan in accordance with the applicable Purchase Agreement or (iii) make an indemnification payment in an amount equal to the reduction in value of such Mortgage Loan as a result of such breach not later than 90 days after its discovery or receipt of notice of such breach and in the case of (i) or (iii) above, by wire transfer of immediately available funds to such account as Sequoia shall specify to RRAC.

(b)          RRAC and Sequoia agree that the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of RRAC to repurchase a Mortgage Loan or Mortgage Loans pursuant to Section 2(d) or Section 3(a) above shall be by Arbitration administered by the American Arbitration Association. If any such controversy or claim has not been resolved to the satisfaction of both RRAC and Sequoia, either party may commence Arbitration to resolve the dispute; provided that a party may commence Arbitration with respect to one or more unresolved allegations only during the months of January, April, July and October, and all matters with respect to which Arbitration has been commenced in any such month shall be heard in a single Arbitration in the immediately following month or as soon as practicable thereafter; and provided further that if any Arbitration arising out of or relating to an obligation or alleged obligation of an Originator to repurchase a Mortgage Loan relating to the same representation and warranty has commenced and is continuing, then such Arbitration shall be joined with the Arbitration commenced hereunder.

(c)          To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 3, provided that if RRAC has not responded to Sequoia's notification of a breach of a representation and warranty, Sequoia shall not commence Arbitration with respect to that breach before 60 days following such notification in order to provide RRAC with an opportunity to respond to such notification. Within 10 Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing. If the parties have not agreed on the selection of an Arbitrator within five Business Days after the first such submission, then the party commencing Arbitration shall, within the next 5 Business Days, notify the American Arbitration Association in New York, New York and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry.

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(d)          It is the intention of the parties that Arbitration shall be conducted in as efficient and cost-effective a manner as is reasonably practicable, without the burden of discovery. Accordingly, the Arbitrator will resolve the dispute on the basis of a review of the written correspondence between the parties (including any supporting materials attached to such correspondence) conveyed by the parties to each other in connection with the dispute prior to the delivery of notice to commence Arbitration; however, upon a showing of good cause, a party may request the Arbitrator to direct the production of such additional information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference, except upon the agreement of both parties or the request of the Arbitrator.

(e)          The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear its own attorneys fees and costs in connection with the Arbitration.

(f)          The following capitalized terms shall have the meaning specified below:

Arbitration:   Arbitration in accordance with the then governing Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and administered by the AAA, which shall be conducted in New York, New York or other place mutually acceptable to the parties to the arbitration.

Arbitrator:   A person who is not affiliated with RRAC, Sequoia or any Originator, who is a member of the American Arbitration Association.

Repurchase Price:   With respect to any Mortgage Loan, a price equal to (i) the unpaid principal balance of such Mortgage Loan plus (ii) interest on such unpaid principal balance at the mortgage interest rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor up to the Due Date following the date of repurchase, minus (iii) amounts received in respect of such repurchased Mortgage Loan which are being held in the Collection Account for distribution in connection with such Mortgage Loan.

Section 4.              Conveyance of Mortgage Loans.

(a)           Mortgage Loans.  In return for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RRAC, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to Sequoia, without recourse, all of RRAC’s right, title and interest in and to the Mortgage Loans, including the related Mortgage Documents and all principal and interest received by RRAC on or with respect to the Mortgage Loans after January 1, 2013 (the “Cut-off Date”) (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date, all insurance policies with respect to the Mortgage Loans, and all proceeds of the foregoing.

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Sequoia shall pay the purchase price for the Mortgage Loans by delivering to RRAC on the Closing Date cash in an amount mutually agreed upon by RRAC and Sequoia.

On or prior to the Closing Date, RRAC shall deliver or cause to be delivered to Sequoia or, at Sequoia’s direction, to the Custodian, the Trustee Mortgage File for each Mortgage Loan in the manner set forth in Article 3 of the Custodial Agreement as in effect on the date of execution hereof, by and among Wells Fargo Bank, N.A., as custodian and master servicer, RRAC, as seller, Sequoia, as depositor, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee.

(b)           Limited Remedies.   Sequoia acknowledges and agrees that it shall have no recourse to RRAC with respect to any Defective Mortgage Loan except as provided in Section 2(d) and Section 3 and that Sequoia’s remedies with respect to any other Defective Mortgage Loans shall be exercised with respect to the Originator of such Defective Mortgage Loan as set forth in the applicable Purchase Agreement.

Section 5.              Intention of Parties.   The conveyance of the Mortgage Loans and all other property hereunder by RRAC as contemplated hereby is absolute and is intended by the parties to constitute a sale of the Mortgage Loans and such other property by RRAC to Sequoia. It is, further, not intended that such conveyance be the grant of a security interest to secure a loan or other obligation. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other property described in Section 4(a) are held to be the property of RRAC, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and such other property, then this Agreement shall constitute a security agreement, and the conveyance provided for in Section 4(a) shall be deemed to be a grant by RRAC to Sequoia of, and RRAC hereby grants to Sequoia, to secure all of RRAC’s obligations hereunder, a security interest in all of RRAC’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date, (ii) all of RRAC’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans, (iii) with respect to the Mortgage Loans, to the extent set forth in the applicable Purchase Agreement, the FRB Agreement, the Flow Mortgage Loan Servicing Agreement, dated August 1, 2011, between RRAC and Cenlar FSB, as amended on November 3, 2011 and as further amended by the Assignment, Assumption and Recognition Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee and Cenlar FSB (the “Cenlar Agreement”) or the Flow Mortgage Loan Sale and Servicing Agreement, dated September 7, 2012, between RBS Financial Products Inc. and FRB, as amended by the Assignment, Assumption and Recognition Agreement, dated as of January 30, 2013, by and among RBS Financial Products Inc., RRAC and FRB and as further amended by the Assignment, Assumption and Recognition Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee and FRB (the “RBS FRB Agreement”), RRAC’s rights and obligations under the applicable Purchase Agreement, the FRB Agreement, the Cenlar Agreement or the RBS FRB Agreement, (iv) all of RRAC’s right, title and interest, if any, in REO Property and the proceeds thereof, (v) all of RRAC’s rights under any Insurance Policies related to the Mortgage Loans, (vi) RRAC’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards.

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RRAC and Sequoia shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  RRAC shall arrange for filing any Uniform Commercial Code financing statements and continuation statements in connection with such security interest.

Section 6.              Termination.

Notwithstanding any termination of this Agreement or the completion of all sales contemplated hereby, the representations, warranties and agreements in Sections 1 and 2 hereof shall survive and remain in full force and effect.

Section 7.              Miscellaneous.

(a)           Amendments, Etc.  No rescission, modification, amendment, supplement or change of this Agreement shall be valid or effective unless in writing and signed by all of the parties to this Agreement.  No amendment of this Agreement may modify or waive the representations, warranties and agreements set forth in Sections 1 and 2 hereof.

(b)           Binding Upon Successors, Etc.  This Agreement shall bind and inure to the benefit of and be enforceable by RRAC and Sequoia, and the respective successors and assigns thereof.  The parties hereto acknowledge that Sequoia is acquiring the Mortgage Loans for the purpose of selling, transferring, assigning, setting over and otherwise conveying them to the Trustee, pursuant to the Pooling and Servicing Agreement.  RRAC acknowledges and consents to the assignment to the Trustee by Sequoia of all of Sequoia's rights against RRAC hereunder in respect of the Mortgage Loans sold to Sequoia and that the enforcement or exercise of any right or remedy against RRAC hereunder by the Trustee or to the extent permitted under Section 2.04 of the Pooling and Servicing Agreement shall have the same force and effect as if enforced and exercised by Sequoia directly.

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(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(d)           Governing Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York notwithstanding any law, rule, regulation, or other conflict-of-law provisions to the contrary.

(e)           Headings.  The headings of the several parts of this Agreement are inserted for convenience of reference and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

(f)           Definitions.  Capitalized terms not otherwise defined herein have the meanings ascribed to such terms (i) in the Pooling and Servicing Agreement as in effect on the date of execution hereof or (ii) in Schedule B hereto.

(g)           Nonpetition Covenant.  Until one year plus one day shall have elapsed since the termination of the Pooling and Servicing Agreement in accordance with its terms, RRAC shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Sequoia under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Sequoia or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Sequoia.

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IN WITNESS WHEREOF, each party has caused this Mortgage Loan Purchase and Sale Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

REDWOOD RESIDENTIAL ACQUISITION CORPORATION

By:
Name:
Title:

SEQUOIA RESIDENTIAL FUNDING, INC.

By:
Name:
Title:

Signature Page – MLPSA (SEMT 2013-2)

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Refer to Schedule A to Exhibit 4.1

SCHEDULE B

CERTAIN ORIGINATOR PURCHASE AGREEMENTS

1.     Alaska USA Federal Credit Union

Flow Mortgage Loan Purchase and Sale Agreement dated as of April 1, 2012, between RRAC and Alaska USA, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Alaska USA (the “Alaska USA Agreement”).

2.     American Pacific Mortgage Corporation

Flow Mortgage Loan Purchase and Sale Agreement dated as of October 1, 2011, between RRAC and American Pacific, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and American Pacific (the “American Pacific Agreement”).

3.     Bay Equity, LLC

Flow Mortgage Loan Purchase and Sale Agreement dated as of August 1, 2012, between RRAC and Bay Equity, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Bay Equity (the “Bay Equity Agreement”).

4.     Benchmark Bank

Flow Mortgage Loan Purchase and Sale Agreement dated as of September 1, 2011, between RRAC and Benchmark, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Benchmark (the “Benchmark Agreement”).

5.     Bethpage Federal Credit Union

Flow Mortgage Loan Purchase and Sale Agreement dated as of January 1, 2012, between RRAC and Bethpage, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Bethpage (the “Bethpage Agreement”).

6.     Boston Private Bank & Trust Company

Flow Mortgage Loan Purchase and Sale Agreement dated as of April 1, 2012, between RRAC and Boston Private , as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Boston Private (the “Boston Private Agreement”).

7.     Castle & Cooke Mortgage, LLC

Flow Mortgage Loan Purchase and Sale Agreement dated as of November 1, 2011, between RRAC and Castle & Cooke, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Castle & Cooke (the “Castle & Cooke Agreement”).

8.     Cherry Creek Mortgage Co., Inc.

Flow Mortgage Loan Purchase and Sale Agreement dated as of October 1, 2011, between RRAC and Cherry Creek, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Cherry Creek (the “Cherry Creek Agreement”).

9.     Cole Taylor Bank

Flow Mortgage Loan Purchase and Sale Agreement dated as of August 1, 2011, between RRAC and Cole Taylor, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Cole Taylor (the “Cole Taylor Agreement”).

10.   Colonial Savings, F.A.

Flow Mortgage Loan Purchase and Sale Agreement dated as of February 1, 2012, between RRAC and Colonial, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Colonial (the “Colonial Agreement”).

11.   Cornerstone Mortgage Company

Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Cornerstone, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Cornerstone (the “Cornerstone Agreement”).

9.     Embrace Home Loans, Inc.

Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Embrace, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Embrace (the “Embrace Agreement”).

10.   Evergreen Moneysource Mortgage Company dba Evergreen Home Loans

Flow Mortgage Loan Purchase and Sale Agreement dated as of April 1, 2012, between RRAC and Evergreen, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Evergreen (the “Evergreen Agreement”).

11.   Fairway Independent Mortgage Corporation

Flow Mortgage Loan Purchase and Sale Agreement dated as of February 1, 2012, between RRAC and Fairway, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Fairway (the “Fairway Agreement”).

12.   Fidelity Bank dba Fidelity Bank Mortgage

Flow Mortgage Loan Purchase and Sale Agreement dated as of March 1, 2012, between RRAC and Fidelity, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Fidelity (the “Fidelity Agreement”).

13.   First National Bank of Omaha

Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and FNB Omaha, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and FNB Omaha (the “FNB Omaha Agreement”).

14.   Flagstar Capital Markets Corporation

Flow Mortgage Loan Purchase and Sale Agreement dated as of May 23, 2011, between RRAC and Flagstar, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Flagstar (the “Flagstar Agreement”).

15.   Franklin American Mortgage Company

Flow Mortgage Loan Purchase and Sale Agreement dated as of August 1, 2011, between RRAC and Franklin, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Franklin (the “Franklin Agreement”).

16.   Fremont Bank

Flow Mortgage Loan Purchase and Sale Agreement dated as of August 1, 2011, between RRAC and Flagstar, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Fremont (the “Fremont Agreement”).

17.   Fulton Bank, National Association

Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Fulton, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Fulton (the “Fulton Agreement”).

18.   George Mason Mortgage, LLC

Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and George Mason, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and George Mason (the “George Mason Agreement”).

19.   GFI Mortgage Bankers, Incorporated

Flow Mortgage Loan Purchase and Sale Agreement dated as of July 1, 2012, between RRAC and GFI, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and GFI (the “GFI Agreement”).

20.   GuardHill Financial Corporation

Flow Mortgage Loan Purchase and Sale Agreement dated as of October 1, 2011, between RRAC and GuardHill, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and GuardHill (the “GuardHill Agreement”).

21.   Guild Mortgage Company

Flow Mortgage Loan Purchase and Sale Agreement dated as of January 1, 2012, between RRAC and Guild, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Guild (the “Guild Agreement”).

22.    The Huntington National Bank

Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Huntington, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Huntington (the “Huntington Agreement”).

23.   Leader Bank, N.A.

Flow Mortgage Loan Purchase and Sale Agreement dated as of May 1, 2012, between RRAC and Leader, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Leader (the “Leader Agreement”).

24.   The Lending Partners, LLC

Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and Lending Partners, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Lending Partners (the “Lending Partners Agreement”).

25.   MegaStar Financial Corporation

Flow Mortgage Loan Purchase and Sale Agreement dated as of January 1, 2012, between RRAC and Megastar, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Megastar (the “Megastar Agreement”).

26.   Monarch Bank

Flow Mortgage Loan Purchase and Sale Agreement dated as of February 1, 2012, between RRAC and Monarch, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Monarch (the “Monarch Agreement”).

27.   Mortgage Master, Inc.

Flow Mortgage Loan Purchase and Sale Agreement dated as of June 1, 2012, between RRAC and Mortgage Master, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Mortgage Master (the “Mortgage Master Agreement”).

28.   Paramount Equity Mortgage

Mortgage Loan Flow Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Paramount, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Paramount (the “Paramount Agreement”).

29.   PHH Mortgage Corporation

Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of July 21, 2010, between RRAC and PHH, as amended by the Assignment, Assumption and Recognition Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and PHH (the “PHH Agreement”).

30.   Plaza Home Mortgage, Incorporated

Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Plaza, as amended by the Assignment, Assumption and Recognition Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Plaza (the “Plaza Agreement”).

31.   Primary Residential Mortgage, Inc.

Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Primary, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Primary (the “Primary Agreement”).

32.   PrimeLending, a PlainsCapital Company

Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011, between RRAC and PrimeLending, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and PrimeLending (the “PrimeLending Agreement”).

33.   Prospect Mortgage, LLC

Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2011, between RRAC and Prospect, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Prospect (the “Prospect Agreement”).

34.   Provident Savings Bank

Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Provident, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Provident(the “Provident Agreement”).

35.   Rockland Trust Company

Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 10, 2012, between RRAC and Rockland, as amended by the Assignment, Assumption and Recognition Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Rockland (the “Rockland Agreement”).

36.   Salem Five Cents Savings Bank

Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2012, between RRAC and Salem, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Salem (the “Salem Agreement”).

37.   SCBT, N.A.

Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and SCBT, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and SCBT (the “SCBT Agreement”).

38.   Simonich Corporation, dba BOC Mortgage

Flow Mortgage Loan Purchase and Sale Agreement dated as of August 1, 2011, between RRAC and Simonich, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Simonich (the “Simonich Agreement”).

39.   Sterling Savings Bank

Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011, between RRAC and Sterling, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Sterling (the “Sterling Agreement”).

40.   Stifel Bank and Trust

Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Stifel, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Stifel (the “Stifel Agreement”).

41.   Umpqua Bank

Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Umpqua, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Umpqua (the “Umpqua Agreement”).

42.   United Shore Financial Services, LLC

Flow Mortgage Loan Purchase and Sale Agreement dated as of December 1, 2011, between RRAC and Shore, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Shore (the “United Shore Agreement”).

43. Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A.

Flow Mortgage Loan Purchase and Sale Agreement dated as of June 1, 2011, between RRAC and Wintrust, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and Wintrust (the “Wintrust Agreement”).

44.   WJ Bradley Mortgage Capital, LLC

Flow Mortgage Loan Purchase and Sale Agreement dated as of July 1, 2012, between RRAC and WJ Bradley, as amended by the Assignment of Representations and Warranties Agreement, dated January 30, 2013, by and among RRAC, Sequoia, the Trustee, and WJ Bradley (the “WJ Bradley Agreement” and, together with the above-listed agreements in this Schedule B, the “Purchase Agreements” and each a “Purchase Agreement”).